RESIDENTIAL LEASE

         This Residential Lease ("Lease") is entered into on July 1, 1996, by and between The Chalone Wine Group, Ltd., a California corporation ("Chalone"), and Richard H. Graff, an individual ("Graff").

         Chalone hereby leases to Graff and Graff hereby leases from Chalone the single-family house ("House") and surrounding acreage, which is more particularly described in Exhibit A (together referred to as the "Leased Premises"), subject to the following terms and conditions. Graff will have the exclusive use of the Leased Premises, except for any use that Chalone deems is necessary, in Chalone's sole discretion, for the operations of Chalone's vineyard property. Graff hereby acknowledges that the legal rights created by this Lease are personal to him and are and will remain his separate property.

         1. Term. The term will commence as of July 1, 1996, and will continue thereafter until the occurrence of one of the following: (i) Graff's termination of the Lease by giving Chalone at least 60 days' advance written notice, (ii) Graff's death, or (iii) the termination of the Lease under a provision contained in the Lease. Rent will be due and payable up to and including the date of termination.

         2. Rent. The rent for the use and occupancy of the Leased Premises will be $833.33 per month for the first five years of the Lease ("Initial Term"), $1,000 per month for the subsequent five years of the Lease ("Intermediate Term"), and $1,166.67 per month for the remaining term of the Lease ("Final Term"). The rent will also include all costs of Ordinary Maintenance and Repairs as provided in Section 6 (Condition of Leased Premises). The rent is payable in advance on or before the first day of each month; provided that, the rent payment will not be deemed overdue if payment is made by the 10th of the month. Payments will commence on August 1, 1996, and will be sent to the address specified in Section 15 (Notices) of this Lease. Rent for any partial month at the beginning or end of the Lease term will be prorated based on the actual number of days in the month.

         3. Utilities.  Chalone agrees to supply Graff with  electricity and two
(2) telephone lines diverted from Chalone's electrical and telephone systems, so long as Chalone is operating an electrical and telephone system on its property within five miles of the House. Graff's usage on the Leased Premises of the electrical and telephone systems will be separately metered and billed. Graff agrees to pay all charges for all utilities relating to the Leased Premises, including, without limitation, electricity, gas, water, garbage, and telephone charges. Graff will make all payments for these charges directly to the utility companies or to Chalone, to the extent that Chalone will be providing the services.

         4. Use of Leased Premises. Graff agrees that the Leased Premises are to be used exclusively as a single-family residence, except as otherwise requested by Chalone pursuant to Section 5 (Chalone's Use of Leased Premises). In Graff's use of the Leased Premises, Graff will have access to and the use of the roads located on the property contiguous to the Leased Premises


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

acquired by Chalone pursuant to a Purchase Agreement entered into between Graff and Chalone as of July 1, 1996. Graff will not: (i) do or permit anything to be done in or about the Leased Premises that will injure, annoy or interfere with the rights of the neighbors, (ii) use or allow the Leased Premises to be used for any improper, unlawful, or objectionable purpose, (iii) cause, maintain, or permit any nuisance in, on, or about the Leased Premises, (iv) commit any waste in or on the Leased Premises, (v) do or permit anything to be done that may increase the existing rate of or affect any fire or other insurance on the House or any of its contents, or cause a cancellation of any insurance policy covering the House or any part of it or any of its contents, or (vi) violate any local zoning ordinances or any other law applicable to the Leased Premises.

         5. Chalone's Use of Leased Premises. Upon three (3) months prior written notice by Chalone to Graff and Graff's concurrence, Graff will entertain, or permit Chalone to entertain, Chalone's management and its guests and host, at Chalone's expense, a business event, on the Leased Premises not to exceed three (3) separate events per year. Upon Chalone's request, Graff's entertainment of Chalone's guests may include overnight stays of such guests at the House.

         6. Condition of Leased Premises, Maintenance and Repairs. Graff acknowledges that he has inspected the Leased Premises, including all equipment and personal property subject to this Lease, and agrees that they are in satisfactory condition and good working order.

                  As partial  consideration  for the rights  granted Graff under this Lease, Graff will be responsible, at his sole cost and expense, for all "Ordinary Maintenance and Repairs" (as defined below) with respect to the Leased Premises and will surrender the Leased Premises at termination of this Lease in as good condition as received, normal wear and tear excepted. For the purpose of this Lease, the term "Ordinary Maintenance and Repairs" means: (i) maintaining and repairing the Leased Premises, including all fixtures, equipment, appliances, furniture and furnishings in the Leased Premises, (ii) keeping the Leased Premises in a clean and sanitary manner and in good working order at all times, and (iii) if something cannot be repaired in accordance with this section, replacing the damaged item. Graff's responsibility for Ordinary Maintenance and Repairs includes, but is not limited to, all landscaping and the painting of the exterior trim of the House every seven (7) years; provided, however, that Graff will not paint the trim of the House a color other than the existing color without the prior written consent of Chalone. Graff's responsibility for Ordinary Maintenance and Repairs of the Leased Premises does not include any repairs related to the structural integrity or the roof of the House and any repairs the cost of which is covered by Chalone's insurance; provided, however, that Graff will give Chalone prompt notice of any defect or breakage in the structure that is part of the Leased Premises.

         7. Alterations.

                  (a) Graff will pay for any improvements or alterations (collectively, "Alterations") to the Leased Premises desired by Graff and allowed pursuant to subsection (b) of this Section 7 (Alterations). Graff will pay the invoices for such Alterations directly to the applicable vendors, contractors and other third party providers within thirty (30) days of Graff's


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

receipt of invoices showing the costs actually incurred for the purpose of any Alteration. Chalone will not, under any circumstances, be obligated to pay for any Alterations or repairs.

                  BY PLACING HIS INITIALS BELOW,  GRAFF ACKNOWLEDGES THAT, UNDER
SECTION 2 (RENT) AND SECTION 6 (CONDITION OF PREMISES), AS CONSIDERATION FOR HIS RIGHTS OF POSSESSION OF THE LEASED PREMISES UNDER THIS LEASE, GRAFF WILL BE SOLELY RESPONSIBLE FOR ALL REPAIRS REQUIRED TO MAINTAIN THE CONDITION OF THE LEASED PREMISES INCLUDING LANDSCAPING. GRAFF FURTHER ACKNOWLEDGES AND AGREES THAT CHALONE ONLY HAS AN OBLIGATION FOR ANY AND ALL EXPENDITURES RELATING TO THE STRUCTURAL INTEGRITY AND THE ROOF OF THE LEASED PREMISES.

                       GRAFF: /s/ RHG

                  (b) Graff will make no Alterations to the Leased Premises, except for any furniture and other decorative materials that will not be affixed to the House, without the prior written consent of Chalone, which consent may be withheld in Chalone's sole discretion. Before making any Alterations which involve changes to the structure of the Leased Premises or which are otherwise significant alterations, Graff will submit to Chalone reasonably detailed final plans and specifications prepared by a licensed architect or engineer. Any such Alteration made to the Leased Premises by Graff after Chalone's consent has been given, and any fixtures installed as a part of that work, will at Chalone's option become Chalone's property on the expiration or earlier termination of this Lease. Chalone will have the right to require that Graff remove any such Alteration or fixture at Graff's sole cost and expense on termination of this Lease as long as Chalone has given notice of the required removal at the time Chalone gives consent to the Alternation.

                  (c) It is hereby acknowledged that Graff is providing, at his sole expense and as his personal property, a washer and dryer, free-standing stove, refrigerator, freezer and microwave oven, and that said personal property will not become part of the Leased Premises; provided, however, that such personal property will become part of the Leased Premises if the Lease is terminated by Graff's death.

         8. Liens. Graff will at all times keep the Leased Premises free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Graff. Graff's violation of his obligations under this section will constitute an Event of Default, as defined in Section 14 (Default by Graff).

         9. Damage to Leased Premises. If at any time all or any part of the Leased Premises is completely or partially destroyed by fire, earthquake, flood or other unavoidable casualty or otherwise becomes unsuitable for occupancy, then Chalone will be required to rebuild the Leased Premises, and Chalone shall bear the cost, not to exceed the applicable rent, of alternative living quarters for Graff, and Graff shall not be liable for rent prior to the time the repairs are completed.


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

         10. Insurance. During the term of this Lease, Chalone shall maintain insurance policies with respect to the Leased Premises with Chalone as the named beneficiary. Chalone will not maintain any insurance covering any personal property in the Leased Premises, including personal property of Graff. Graff may, at his option, maintain insurance policies with respect to the personal property on the Leased Premises, including Graff's personal property, with Graff as the named beneficiary. Graff will have the sole responsibility of replacing or repairing all personal property in the Leased Premises which is damaged or destroyed.

         11. Entry by Chalone. Chalone may enter the Leased Premises only under the following circumstances:

                  (a) pursuant to Section 5 (Chalone's Use of Leased Premises);

                  (b) in case of emergency;

                  (c) to inspect, or exhibit the Leased Premises to prospective or actual purchasers, mortgagees, tenants, workers, or contractors;

                  (d) if Graff abandons or surrenders the Leased Premises;

                  (e) if Chalone reasonably believes Graff has not met his repair obligations under Section 6 (Condition of Leased Premises);

                  (f) pursuant to court order.

Chalone will give Graff at least three (3) months' notice when Chalone requests that Graff entertain Chalone's guests and host an event on the Leased Premises. Under the other circumstances, Chalone will give Graff at least 24 hours' notice of Chalone's intent to enter unless (i) an emergency exists, (ii) Graff has abandoned or surrendered the Leased Premises, or (iii) it is impracticable to do so. Further, Chalone will enter only during normal business hours unless (i) Chalone has requested that Graff entertain or permit Chalone to entertain Chalone's management and guests as overnight guests at the House pursuant to
Section 5 (Chalone's Use of Leased Premises), (ii) an emergency exists, (iii) Graff has abandoned or surrendered the Leased Premises, or (iv) Graff consents.

         12. Assignment and Subletting. Graff may not assign or otherwise transfer this Lease or sublet all or any portion of the Leased Premises at any time to any person or entity for any purpose or for any reason. Any such transfer will terminate this Lease.

         13. Chalone's Liability. In the event Chalone conveys the Leased Premises to an unrelated third party, Chalone will be relieved of all liability with respect to Chalone's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Chalone for its obligations under this Lease is limited solely to Chalone's interest in the Leased Premises as the same may from time to time be encumbered, and no personal liability will at any time be asserted or enforceable against any other assets of Chalone or against Chalone's directors, officers, managers or shareholders on



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

account of any of Chalone's obligations or actions under this Lease. In no event will Chalone be liable to Graff for any punitive or consequential damages.

         14. Default by Graff. The occurrence of any of the following will constitute an "Event of Default" by Graff: (i) Graff fails to make any payment of rent when due, if payment in full is not received by Chalone within thirty
(30) days after written notice that it is due, (ii) Graff fails to occupy the Leased Premises for a period of six (6) continuous months, (iii) Graff violates the restrictions on liens set forth in Section 8 (Liens), (iv) the restrictions on transfer set forth in Section 12 (Assignment and Subletting) are violated,
(v) Graff fails to perform or comply with any provision of this Lease other than those described in (i) through (iv) above, and does not fully cure such failure within thirty (30) days after notice to Graff or, if such failure cannot be cured within such thirty (30) day period, Graff fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice.

         Upon the occurrence of an Event of Default, Chalone will have the following remedies, which will not be exclusive but will be cumulative and will be in addition to any other remedies now or hereafter allowed by law:

                  (a) Chalone may unilaterally convert the term of this Lease to a periodic month to month tenancy by written notice to Graff.

                  (b) Chalone may terminate Graff's right to possession of the Leased Premises by written notice to Graff. Upon termination in writing of Graff's right to possession of the Leased Premises, as provided in this Lease, this Lease will terminate and Chalone will be entitled to recover damages from Graff as provided in California Civil Code Section 1951.2 and any other applicable existing or future law providing for recovery of damages for such breach.

         15. Notices. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law must be in writing and will be effective (i) immediately upon delivery in person, or (ii) 24 hours after deposit with a commercial courier or delivery service for overnight delivery, or (iii) five (5) days after deposit with the United States Postal Service, certified mail, return receipt required, postage prepaid. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this
Section:

         Chalone:          The Chalone Wine Group, Ltd.
                           621 Airpark Road
                           Napa, CA  94558
                           Attn.:  W. Philip Woodward



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

         Graff:                     Richard H. Graff
                                    c/o  The Chalone Wine Group, Ltd.
                                    621 Airpark Road
                                    Napa, CA  94558


         16. Waiver. The waiver by Chalone of any breach by Graff of any of the provisions of this Lease will not constitute a continuing waiver or a waiver of any subsequent breach by Graff either of the same or of another provision of this Lease. Chalone's acceptance of rent following a breach by Graff of any provision of this Lease, with or without Chalone's knowledge of the breach, will not be deemed to be a waiver of Chalone's right to enforce any provision of this Lease.

         17. Attorneys' Fees. In the event of any breach of this Agreement that results in arbitration or litigation between the parties, the prevailing party shall be entitled to its reasonable attorney's fees, expert witness fees and costs of suit. The prevailing party shall be determined by the court or arbitrator, as applicable, based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision.

         18. Sale, Condemnation, Eminent Domain. Chalone will have the right to sell the Leased Premises at anytime in its sole discretion under the following conditions: (i) if the Leased Premises are to be sold (under which circumstances, this Lease shall survive), Chalone will give Graff at least three
(3) months' advance written notice of the sale, or (ii) if the Leased Premises are condemned or sold under threat of condemnation at any time, then the term of this Lease will be limited to the date of such sale or taking and all of Graff's rights in this Lease will end without any payment, allowance, damages or award to Graff, except Graff will be entitled to any portion of the award made for the value of the leasehold interest created by this Lease and moving and relocation expenses. Graff will permit Chalone to post a "For Sale" sign and to show the Leased Premises at reasonable hours to prospective purchasers.

         19. Exculpation and Indemnification. Except for acts or omissions arising out of Chalone's permitted entries pursuant to Section 11 (Entry by Chalone), Chalone will not be liable for any damage or injury to Graff or any person or to any property occurring on any part of the Leased Premises from any cause, including, but not limited to: (i) defects in the Leased Premises or in any equipment on the Leased Premises, (ii) fire, explosion, earthquake or other casualty occurring on the Leased Premises, (iii) bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains or washstands in, above, or about the Leased Premises, or (iv) acts of others in, above, about or affecting the Leased Premises. Graff hereby waives all claims against Chalone for any such damage and the cost and expense of defending against claims relating to such damage, unless such damage is the proximate result of the negligence or unlawful act of Chalone, its agents, or its employees ("Claims"). Graff hereby agrees to indemnify, defend, and hold Chalone harmless from any such Claims, no matter how caused, except for injury or damages caused by willful act or negligence of Chalone, its agents or employees.


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

         20. Time of Essence. Time is expressly declared to be of the essence in this Lease.

         21. Sole and Only Agreement. This instrument constitutes the sole and only agreement between Chalone and Graff respecting the Leased Premises and the Lease term created under this Lease, and correctly sets forth the obligations of Chalone and Graff to each other as of this date. Any agreements or representations respecting the Leased Premises not expressly set forth in this instrument are null and void.

         22. Legal Fees; Brokers. Chalone and Graff agree that they will each pay their own legal fees attributable to the drafting and negotiation of this Lease. Neither party has had any contact or dealings regarding the Lease through any licensed real estate broker or other persons who can claim a right to a commission or finder's fee in connection with this Lease. In the event that any other party claims a commission or finder's fee in this Lease, the party through whom the party makes his claim will be responsible for the commission or fee and will indemnify the other against all costs and expenses (including reasonable attorneys' fees) incurred in defending against the same.

         In witness whereof, Chalone and Graff have entered into this Lease as of the date first above written.

                                   CHALONE

                                   The Chalone Wine Group, Ltd.,
                                   a California corporation


                                   By: /s/ W. PHILIP WOODWARD
                                       -----------------------------------------
                                   Its: President
                                       -----------------------------------------

                                   GRAFF


                                   /s/ RICHARD H. GRAFF
                                       -----------------------------------------
                                       Richard H. Graff



                NOTE: GRAFF MUST INITIAL THE LEASE IN SECTION 7.